Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Tom McCann

Phone: 603-589-7603

Ezenia! Inc.

14 Celina Avenue, Suite 17-18

Nashua, NH 03063

investorrelations@ezenia.com

EZENIA! INC. Announces 2010 Third Quarter Financial Results

Nashua, N.H., November 15, 2010 — Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of secure real-time situation awareness and collaboration solutions for corporate and government enterprises, today reported its financial results for the third quarter ended September 30, 2010.

The Company generated revenue of approximately $640,000 for the third quarter and $2.1 million for the nine months ended September 30, 2010, a decrease of 21.9% and 24.1% from the same periods ended September 30, 2009, respectively. Gross margin increased to approximately 62% for the first nine months of 2010 from approximately 58% for the same nine-month period in 2009.  Operating results yielded losses of approximately $675,000 for the third quarter and $2.2 million for the nine months ended September 30, 2010, compared to losses of $901,000 and $2.8 million for the same periods in 2009, respectively.  Loss from operations, excluding stock option expenses and depreciation, was approximately $587,000 for the third quarter and $1,741,000 for the nine months ended September 30, 2010 as compared to losses of approximately $708,000 and $2,218,000 for the same periods in 2009, respectively. Net loss was approximately $645,000 or ($0.04) per share for the third quarter and $2,155,000 or ($0.14) per share for the nine months ended September 30, 2010, as compared to a net loss of approximately $864,000, or ($0.06) per share, and $2,766,000 or ($0.19) per share for the same periods in 2009, respectively.

Operating expenses declined to approximately $1.1 million for the third quarter of 2010 and $3.5 million for the nine months ended September 30, 2010 as compared to operating expenses of approximately $1.5 million and $4.4 million for the same periods in 2009, respectively.  Operating expenses, excluding stock option expenses and depreciation, declined to approximately $1.0 million for the third quarter of 2010 and $3.0 million for the nine months ended September 30, 2010 as compared to operating expenses of approximately $1.3 million and $3.8 million for the same periods in 2009, respectively.

“While we continue to generate savings from tight measures in expense control across the board and reduced cash usage, which was down by approximately $400,000 in the first nine months of 2010 as compared to the same period in 2009, it is imperative for us to win and close new and significant opportunities in federal and commercial segments, to grow our business and improve our cash position,” commented Mr. Khoa Nguyen, Chairman and Chief Executive Officer.”

“Deferred revenue has continued to grow and is now at $1.8 million, an increase of approximately $1.0 million from December 31, 2009 and approximately $600,000 from September 30, 2009,” stated Pete Janke, President and Vice Chairman.  “In addition, we continue to build upon our solution support to the Air Force and the intelligence community, yielding a committed backlog pipeline of approximately $650,000 which is not included in deferred revenue.  The Company remains committed to the development and deployment of advanced technologies in the enablement of secure real-time collaboration functions across the enterprise and plans to announce new product capabilities over the next two quarters to the benefit of both Federal and commercial clients.”

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of secure real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to government and commercial enterprises.  By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance.  Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant audio and text chat, white boarding, screen sharing and secure file storage.  The ability to discuss projects, share information, and

-more-

modify documents allows users to significantly improve team communication, enhance overall situational awareness and accelerate the decision-making process in a secure environment.  More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com .

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, which include statements regarding the Company’s business and financial outlook, expense control and cash balance, ability to obtain new bookings and the impact thereof, launch of new products or product capabilities, pursuit of sales opportunities and resulting effects, and long-term strategy, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements.  These risks and uncertainties include the considerations that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, uncertainties associated with procurement processes and on-going bidding activities for government programs, rapid technological change and competition within the collaborative software market, the Company’s reliance on third-party technology, protection of its propriety technology, customer acceptance of InfoWorkSpace, MxM Secure and other new products including the acceptance of the Company’s products in the commercial market, retention of key employees, stock price volatility, the Company’s history of liquidity concerns and operating losses, and other considerations that are discussed further in such report.  You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

Notice Regarding Non-GAAP Financial Information

Ezenia! provides non-GAAP loss from operations and operating expenses as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. Ezenia! believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the Company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the Company’s GAAP financial results is included in the tables below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(In Thousands)		(In Thousands)
	2010	2009	2010	2009

Operating expenses (GAAP)	$1,056	$1,450	$3,460	$4,427
Less: stock based compensation
Research and development	(3)	(15)	(42)	(39)
Sales and marketing	(7)	(15)	(46)	(66)
General and administrative	(68)	(133)	(269)	(406)
Less: depreciation	(10)	(33)	(78)	(118)

Adjusted operating expenses (non-GAAP)	$968	$1,254	$3,025	$3,798

The table below presents a reconciliation of loss from operations to adjusted loss from operations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(In Thousands)		(In Thousands)
	2010	2009	2010	2009

Loss from operations (GAAP)	$(675)	$(901)	$(2,176)	$(2,847)
Add: stock based compensation	78	163	357	511
Add: depreciation	10	33	78	118

Adjusted loss from operations (non-GAAP)	$(587)	$(705)	$(1,741)	$(2,218)

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at www.ezenia.com .

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share related data)

(Unaudited)

	September 30,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$3,009	$4,203
Marketable securities	190	180
Accounts receivable, less allowances of $9 at September 30, 2010 and $28 at December 31, 2009	68	129
Prepaid software licenses	1,746	1,239
Prepaid expenses and other current assets	157	169
Total current assets	5,170	5,920

Deposits	29	15
Capitalized software, net	119	—
Equipment and improvements, net	66	133
Total assets	$5,384	$6,068

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$286	$273
Accrued expenses	1,740	1,627
Accrued restructuring	98	228
Accrued employee compensation and benefits	232	195
Deferred revenue	1,269	876
Total current liabilities	3,625	3,199

Deferred revenue, net of current portion	577	3

Stockholders’ equity
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 15,561,976 issued and 14,802,439 outstanding at September 30, 2010 and 15,417,754 issued and 14,658,217 outstanding at December 31, 2009	163	154
Capital in excess of par value	66,922	66,459
Accumulated deficit	(62,958)	(60,802)
Treasury stock at cost, 759,537 shares at September 30, 2010 and December 31, 2009	(2,945)	(2,945)
Total stockholders’ equity	1,182	2,866
Total liabilities and stockholders’ equity	$5,384	$6,068

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share related data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues
Product revenue	$640	$794	$2,061	$2,656
Product development revenue	—	25	—	59
	640	819	2,061	2,715
Cost of revenues
Cost of product revenue	259	260	777	1,111
Cost of product development revenue	—	10	—	24
	259	270	777	1,135

Gross profit	381	549	1,284	1,580

Operating expenses
Research and development	228	454	695	1,414
Sales and marketing	322	293	894	827
General and administrative	429	603	1,572	1,869
Depreciation	10	33	78	118
Occupancy and other facilities-related expenses	67	67	221	199
Total operating expenses	1,056	1,450	3,460	4,427

Loss from operations	(675)	(901)	(2,176)	(2,847)

Interest income	4	10	11	40
Other income (expense)	26	27	10	41
	30	37	21	81

Net loss	$(645)	$(864)	$(2,155)	$(2,766)

Basic and diluted loss per share:
Basic	$(0.04)	$(0.06)	$(0.14)	$(0.19)
Diluted	$(0.04)	$(0.06)	$(0.14)	$(0.19)
Weighted average common shares:
Basic	15,559,301	14,658,217	15,147,365	14,658,217
Diluted	15,559,301	14,658,217	15,147,365	14,658,217